Exhibit 10.19

CONTINGENT EQUITY RIGHTS AGREEMENT

This Contingent Equity Rights Agreement (this “Agreement”) is made effective as of May 30, 2025, by and between Bitcoin Depot, Inc., a Delaware corporation (“PubCo”), and the BT Assets Stockholders (as defined below, collectively the “Holders”, and individually a “Holder”).

RECITALS

WHEREAS, BT Assets, Inc., a Delaware corporation (“BT Assets”), (ii) Brandon Mintz, an individual (“Mintz”), (iii) BD Investment Holdings LLC, a Delaware limited liability company (“BD Investment Holdings”), (iv) BD Investment Holdings II LLC, a Delaware limited liability company (“BD Investment Holdings II”, and together with Mintz and BD Investment Holdings, collectively, the “BT Assets Stockholders”), (v) BT HoldCo LLC, a Delaware limited liability company (“BT HoldCo”), (vi) PubCo, (vii) BCD Merger Sub LLC, a Delaware limited liability company that is treated as a disregarded entity of PubCo for

U.S. federal income tax purposes, and (viii) BCD Merger Sub Inc., a Delaware corporation, entered into the Agreement and Plan of Merger, dated as of May 30, 2025 (the “Merger Agreement”).

WHEREAS, BT Assets was issued 5,000,000 Class 1 Earnout Units of BT HoldCo, 5,000,000 Class 2 Earnout Units of BT HoldCo, and 5,000,000 Class 3 Earnout Units of BT HoldCo, in each case subject to the conditions set forth in Section 3.14 of the BT HoldCo LLC Amended and Restated Limited Liability Company Agreement, dated as of June 30, 2023 (the “HoldCo Operating Agreement”);

WHEREAS, in connection with the Merger Agreement, the parties intend to unwind PubCo’s Up-C structure, including terminating that certain Tax Receivable Agreement dated as of June 30, 2023, by and among PubCo, BT HoldCo, and BT Assets; and

WHEREAS, as consideration for the transactions contemplated by the Merger Agreement (and, for the avoidance of doubt, not as compensation for services to PubCo) and the maintain the status quo with respect to the economics of the earnout specified in the Holdco Operating Agreement, PubCo wishes to provide Holders with certain rights under which Holders may become entitled to receive shares of Class A Common Stock of PubCo on the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.
Recitals. The recitals set forth above are incorporated into and made a part of this Agreement.
2.
Definitions. Capitalized terms not defined herein shall, unless otherwise indicated herein, shall have the meanings ascribed to such terms in the HoldCo Operating Agreement.
2.1
“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York, New York or Atlanta, Georgia are authorized by law to be closed.
2.2
“Change of Control” means the occurrence of any of the following events:
(a)
any “person” or “group” (within the meaning of Sections 13(d) of the Exchange Act (excluding the Holder or any other “person” or “group” who, as of June 30, 2023, is the beneficial owner of securities of PubCo representing more than 50% of the combined voting power of PubCo’s then outstanding voting securities)) becomes the beneficial owner of securities of PubCo representing more than 50% of the combined voting power of PubCo’s then outstanding voting securities;

Exhibit 10.19

(b)
(A) the stockholders of PubCo approve a plan of complete liquidation or dissolution of PubCo or (B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by PubCo of all or substantially all of PubCo’s assets, other than such sale or other disposition by PubCo of all or substantially all of PubCo’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of PubCo in substantially the same proportions as their ownership of PubCo immediately prior to such sale or other disposition; or
(c)
there is consummated a merger or consolidation of PubCo with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either

(A) the board of directors of PubCo immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a subsidiary, the ultimate parent of such subsidiary, or (B) all of the Persons who were the respective beneficial owners of the voting securities of PubCo immediately prior to such merger or consolidation do not beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock, Class M Common Stock, Class O Common Stock and Class V Common Stock of PubCo immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of PubCo immediately following such transaction or series of transactions.

2.3
“Class A Common Stock” means the class A common stock, par value $0.0001 per share, of PubCo.
2.4
“Class M Common Stock” means the class M common stock, par value $0.0001 per share, of PubCo.
2.5
“Class O Common Stock” means the class O common stock, par value $0.0001 per share, of PubCo.
2.6
“Class V Common Stock” means the class V common stock, par value $0.0001 per share, of PubCo.
2.7
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.
2.8
“Trading Day” means a day on which the principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
3.
Contingent Grant.
3.1
First Grant Period:
(a)
If at any time during the seven-year period following June 30, 2023 (the “First Grant Period”), the closing share price of the Class A Common Stock is greater than $12.00 over any 10 Trading Days (which may be consecutive or not consecutive) within any 20 consecutive Trading Days (the “First

Exhibit 10.19

Milestone”), then Holders shall be granted 5,000,000 shares of Class A Common Stock after the occurrence of the First Milestone, allocated in accordance with the percentages provided by the Holders;

(b)
If at any time during the First Grant Period, the closing share price of the Class A Common Stock is greater than $14.00 over any 10 Trading Days (which may be consecutive or not consecutive) within any 20 consecutive Trading Days (the “Second Milestone”), then Holders shall be granted 5,000,000 shares of Class A Common Stock after the occurrence of the Second Milestone, allocated in accordance with the percentages provided by the Holders; and
(c)
If at any time during the 10-year period following June 30, 2023 (the “Second Grant Period”, and together with the First Grant Period, the “Grant Period”), the closing share price of the Class A Common Stock is greater than $16.00 over any 10 Trading Days (which may be consecutive or not consecutive) within any 20 consecutive Trading Days (the “Third Milestone”), then Holders shall be granted 5,000,000 shares of Class A Common Stock after the occurrence of the Third Milestone, allocated in accordance with the percentages provided by the Holders.
3.2
Vesting Upon Change of Control. Notwithstanding the foregoing, upon a Change of Control during the Grant Period, the Holders shall be granted the number of shares of Class A Common Stock as follows:
(a)
If the per share price of Class A Common Stock payable in connection with such Change of Control is less than $12.00, then there shall be no grant of Class A Common Stock.
(b)
If the per share price of Class A Common Stock payable in connection with such Change of Control is at or higher than $12.00 and lower than $14.00, then 5,000,000 shares of Class A Common Stock shall be granted to Holder.
(c)
If the per share price of Class A Common Stock payable in connection with such Change of Control is at or higher than $14.00 and lower than $16.00, then 10,000,000 shares of Class A Common Stock shall be granted to Holder.
(d)
If the per share price of Class A Common Stock payable in connection with such Change of Control is at or higher than $16.00, then 15,000,000 shares of Class A Common Stock shall be granted to Holder.
3.3
For the avoidance of doubt, in the event of a Change of Control, including where the consideration payable is other than a specified price per share, for purposes of determining whether the Contingent Grants of Class A Common Stock are issued in accordance with this Section 3, the per share price of Class A Common Stock payable in connection with such Change of Control will be calculated on a basis that takes into account the number of shares of Class A Common Stock that will be granted upon a Change of Control. That is, the ultimate price per share payable to all Class A Common Stock will be the same price per share used to calculate the number of shares of Class A Common Stock to grant to Holders pursuant to this Agreement. The Class A Common Stock granted pursuant to Section 3.2 shall be allocated in accordance with the percentages provided by the Holders.
4.
Termination. This Agreement shall automatically terminate at the end of the Second Grant Period without any further action by any party hereto and without any further liability hereunder, except that no such termination shall relieve any party hereto from any liability hereunder in respect of any breach of this Agreement occurring prior to such termination.
5.
Representations of the Holders.
5.1
Holder will acquire the shares of Class A Common Stock issuable hereunder (collectively, the “Securities”), for Holder’s own account, for investment purposes only and not with a view towards, or for resale

Exhibit 10.19

in connection with, any public sale or distribution thereof.
5.2
Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and the Holder has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.
5.3
Holder understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that PubCo is relying upon the truth and accuracy of, and Holder’s compliance with, the representations and warranties of Holder set forth herein in order to determine the availability of such exemptions and the eligibility of Holder to acquire such Securities.
5.4
Holder did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.
5.5
Holder understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.
5.6
Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by Holder nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
5.7
Holder understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
5.8
Holder has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies such as PubCo, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. Holder has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. Holder can afford a complete loss of its investments in the Securities.
5.9
Holder understands that the Securities shall bear a restrictive legend.
6.
Miscellaneous.
6.1
Notices.
(a)
All notices, requests, demands, claims and other communications provided for under this Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service to the

Exhibit 10.19

intended recipient at the address set forth below, (ii) electronic mail to the email address of the intended recipient set forth below (provided that a copy is also sent by another permitted method), (iii) nationally recognized overnight delivery courier service to the intended recipient at the address set forth below or (iv) registered or certified mail, return receipt requested, postage prepaid, to the intended recipient at the address set forth below:

If to PubCo:

Bitcoin Depot Inc.

3343 Peachtree Road NE, Suite 750

Atlanta, GA 33026 Attention: Scott Buchanan

Email: scott@bitcoindepot.com

Ross Shepard, Milbank LLP Email: rshepard@milbank.com

140 S. Cache St Jackson WY 83001

Email: brandon@bitcoindepot.com

Josh Lawler, Zuber Lawler LLP Email: jlawler@zuberlawler.com with an electronic copy to, which shall not constitute notice:
If to Holders:
with an electronic copy to, which shall not constitute notice:

(b)
Notices shall be deemed to have been received: (i) if given by personal delivery or by electronic mail, on the day given, if given before 5:00 PM local time on a Business Day in the jurisdiction of the intended recipient; otherwise on the next Business Day; (ii) if given by nationally recognized overnight delivery courier service, on the date of delivery indicated in the records of such courier service; and (iii) if given by registered or certified mail, return receipt requested, postage prepaid, on the date of delivery indicated on the return receipt.
6.2
No Waiver. No failure of any party to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.
6.3
Amendments and Waivers. The provisions of this Agreement may be modified, amended or waived at any time only by a writing signed by or on behalf of each of the parties hereto, and any such modification, amendment or waiver shall be binding on each of the parties hereto.
6.4
Governing Law; Jurisdiction; Venue; Service of Process. This Agreement and the rights of the parties hereunder will be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the federal or state courts located in Delaware and agrees that process may be served upon it in any manner authorized by the laws of the state of Delaware, for such Persons and waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction and such process;

(b) if any such action is commenced in a state court other than in Delaware, then, subject to applicable law, no party will object to the removal of such action to Delaware, if possible, and if removal to Delaware is not available, to any federal court located in the District of Delaware; (c) each of the parties irrevocably waives the right to trial by jury in connection with any matter based upon or arising out of this Agreement or the transactions contemplated hereby; and (d) each of the parties agrees that service of any process, summons, notice or document pursuant to

Exhibit 10.19

Section 6.1 shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in this paragraph.

6.5
Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach or threatened breach of this Agreement, Holder and PubCo shall be entitled to specific performance of the agreements and obligations of the parties hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.
6.6
Successors and Assigns. No party hereto may assign this Agreement or any of its rights or delegate any of its duties under this Agreement without the prior written consent of the applicable counterparty. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.
6.7
Counterparts. This Agreement may be executed in counterparts, and with counterpart signature pages, each of which shall be an original, but all of which together shall constitute one and the same Agreement, binding on all of the parties hereto notwithstanding that all such parties have not signed the same counterpart. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by email in pdf or similar form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
6.8
Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, except as otherwise expressly provided herein.
6.9
No Third-Party Beneficiaries. Nothing in this Agreement will be construed as giving any third party any right, remedy or claim under or in respect of this Agreement or any provision hereof.

[Signature Pages to Follow]

Exhibit 10.19

IN WITNESS WHEREOF, the parties have affixed their signatures to the Contingent Equity Rights Agreement on the date first above written.

BITCOIN DEPOT, INC. By: Name: Scott Buchanan Title: Chief Operating Officer
BD INVESTMENT HOLDINGS LLC By: Name: Title:
BD INVESTMENT HOLDINGS II LLC By: Name: Title:
By: BRANDON MINTZ, an individual

Exhibit 10.19

Docusign Envelope ID: B865B653-3178-4EF1-97EF-870238BCB995

IN WITNESS WHEREOF, the parties have affixed their signatures to the Contingent Equity Rights Agreement on the date first above written.

BITCOIN DEPOT, INC.

By: Name:

Title:

BD INVESTMENT HOLDINGS LLC

By: Name: Brandon Mintz

Title: Manager

BD INVESTMENT HOLDINGS II LLC

By: Name: Brandon Mintz

Title: Manager

By:

BRANDON MINTZ, an individual